Finisar Announces Purchase of Assets of Data Transit Corporation

SUNNYVALE, CA -- 08/10/2004 -- Finisar Corporation (NASDAQ: FNSR), a leading provider of fiber optic subsystems and network performance solutions, and Data Transit Corporation, a privately-held manufacturer of protocol analyzers and traffic generators based in San Jose, California, announced today that Finisar has completed the purchase of the assets of Data Transit for approximately $16 million in Finisar stock. The acquired business will be operated as a part of Finisar's Network Tools Division at its facility in Sunnyvale, California.

"As the market leader in the Fibre Channel testing space, we see the acquisition of Data Transit's business as a significant step that will help us maintain our position as the overall market leader in the SAN monitoring, analysis and test arena," said Kevin Cornell senior vice president and general manager of Finisar's Network Tools Division. "Finisar will be a solid home for existing Data Transit customers and partners, who will enjoy excellent support and access to a wider array of solutions."

By adding Data Transit products such as Bus Doctor™ and PacketMaker™ for SAS and SATA to the Finisar product line, the company will be able to offer the most comprehensive list of SAN test and monitoring tools. Finisar was recently awarded the 2004 Frost & Sullivan Award for Market Leadership in the fibre channel test equipment market, and with the acquisition of Data Transit's business assets, the company is set to extend its leadership yet further.

"This is an excellent move for Finisar and for our customers," said Dale Smith, Founder and CEO of Data Transit. "Finisar has a towering reputation for product quality and support, so moving the existing Data Transit technologies to Finisar will benefit both the products and the people who use them."

For the six months ended June 30, 2004, Data Transit recognized approximately $2.5 million of pretax income on revenues of $7.3 million.

About Finisar

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP and SONET/SDH protocols. The Company's headquarters is in Sunnyvale, California, USA. www.finisar.com.

About Data Transit

Founded in 1990, Data Transit designs, manufactures and sells the Bus Doctor line of protocol analyzers and the new PacketMaker traffic generators. Data Transit has grown from a niche storage analysis product provider to be a major player in the test and measurement industry. The company's mission is to offer the best analysis tools for the wide variety of busses used in storage, computing, and networking. Its Bus Doctor modular approach allows users to attach different bus pods to a single analyzer as needed. Data Transit supports fifteen buses including Serial ATA, PCI Express, Serial Attached SCSI, PCI, ATA/ATAPI, SCSI, USB and others.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Finisar Corporation's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this document are based upon information available to Finisar Corporation as of the date hereof, and Finisar Corporation assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Finisar Corporation's business are set forth in Finisar Corporation's Form 10-K, as filed with the Securities and Exchange Commission on July 14, 2004, and other reports filed from time to time with the Securities and Exchange Commission.

Editorial Contacts:
Terry Hunt
Finisar
Ph. 408-400-1008
terry.hunt@finisar.com

Investor Relations:
Shelby Palmer
Finisar
Ph. 408-542-5050
investor.relations@finisar.com